Exhibit 99.1

Envestnet Reports Second Quarter 2022 Financial Results

Berwyn, PA — August 4, 2022 — Envestnet (NYSE: ENV), a leading provider of intelligent systems for wealth management and financial wellness, today reported financial results for the three and six months ended June 30, 2022.

	Three months ended			Six months ended
Key Financial Metrics	June 30,		%	June 30,		%
(in millions, except per share data)	2022	2021	Change	2022	2021	Change
GAAP:
Total revenues	$318.9	$288.7	10%	$640.2	$563.8	14%
Net income (loss)	$(24.3)	$(8.4)	n/m	$(39.0)	$6.6	n/m
Net income (loss) per diluted share attributable to Envestnet, Inc.	$(0.42)	$(0.15)	n/m	$(0.67)	$0.12	n/m

Non-GAAP:
Adjusted revenues(1)	$318.9	$288.8	10%	$640.3	$564.0	14%
Adjusted EBITDA(1)	$57.1	$71.1	(20)%	$112.8	$139.3	(19)%
Adjusted net income(1)	$32.0	$43.5	(26)%	$63.0	$85.4	(26)%
Adjusted net income per diluted share(1)	$0.49	$0.67	(27)%	$0.96	$1.31	(27)%
n/m - not meaningful

“We continue to execute on our strategy – aligning our organization to deliver industry leading solutions, technology and intelligence that can do more for more people – and positioning Envestnet for accelerated revenue growth in the coming years,” said Bill Crager, Co-Founder and Chief Executive Officer.

“During the second quarter, we grew revenues, we went deeper with our client base and we drove positive net flows despite the challenging market conditions,” concluded Mr. Crager.

Financial Results for the Second Quarter of 2022

Asset-based recurring revenues increased 13% from the second quarter of 2021, and represented 60% of total revenues for the second quarter of 2022 compared to 59% for the second quarter of 2021. Subscription-based recurring revenues increased 5% from the second quarter of 2021, and represented 37% of total revenues for the second quarter of 2022, compared to 39% for the second quarter of 2021. Professional services and other non-recurring revenues increased 42% from the prior year period. Total revenues increased 10% to $318.9 million for the second quarter of 2022 from $288.7 million for the second quarter of 2021.

Total operating expenses for the second quarter of 2022 increased 26% to $350.6 million from $277.8 million in the prior year period. Cost of revenues increased 26% to $126.5 million for the second quarter of 2022 from $100.5 million for the prior year period. Compensation and benefits increased 19% to $125.8 million for the second quarter of 2022 from $105.5 million for the prior year period. Compensation and benefits were 39% of total revenues for the second quarter of 2022, compared to 37% for the prior year period. General and administration expenses increased 58% to $66.1 million for the second quarter of 2022 from $41.8 million for the prior year period. General and administration expenses were 21% of total revenues for the second quarter of 2022, compared to 14% for the prior year period.

Loss from operations was $31.7 million for the second quarter of 2022 compared to income of $10.9 million for the second quarter of 2021. Net loss was $24.3 million for the second quarter of 2022 compared to net loss of $8.4 million for the second quarter of 2021. Net loss per diluted share attributable to Envestnet, Inc. was $0.42 for the second quarter of 2022 compared to net loss per diluted share attributable to Envestnet, Inc. of $0.15 for the second quarter of 2021.

Adjusted revenues(1) for the second quarter of 2022 increased 10% to $318.9 million from $288.8 million for the prior year period. Adjusted EBITDA(1) for the second quarter of 2022 decreased 20% to $57.1 million from $71.1 million for the prior year period. Adjusted net income(1) decreased 26% for the second quarter of 2022 to $32.0 million from $43.5 million for the prior year period. Adjusted net income per diluted share(1) for the second quarter of 2022 decreased 27% to $0.49 from $0.67 in the second quarter of 2021.

Balance Sheet and Liquidity

As of June 30, 2022, Envestnet had $338.1 million in cash and cash equivalents and $862.5 million in outstanding debt. The outstanding debt as of June 30, 2022 included $345 million in convertible notes maturing in 2023 and $517.5 million in convertible notes maturing in 2025. Envestnet's $500 million revolving credit facility was undrawn as of June 30, 2022.

Outlook

Envestnet provided the following outlook for the third quarter ending September 30, 2022 and full year ending December 31, 2022. This outlook is based on the market value of assets under management or administration as of June 30, 2022. We caution that we cannot predict the market value of these assets on any future date. See “Cautionary Statement Regarding Forward-Looking Statements.”

In Millions, Except Adjusted EPS	3Q 2022			FY 2022
GAAP:
Revenues:
Asset-based	$176.0	-	$177.0
Subscription-based	120.5	-	121.0
Total recurring revenues	$296.5	-	$298.0
Professional services and other revenues	5.0	-	5.5
Total revenues	$301.5	-	$303.5	$1,255.0	-	$1,260.0

Asset-based cost of revenues	$103.0	-	$103.5
Total cost of revenues	$110.5	-	$111.0

Net income	(a)	-	(a)	(a)	-	(a)

Diluted shares outstanding		65.5			65.5
Net income per diluted share	(a)	-	(a)	(a)	-	(a)

Non-GAAP:
Adjusted revenues (1):
Asset-based	$176.0	-	$177.0
Subscription-based	120.5	-	121.0
Total recurring revenues	$296.5	-	$298.0
Professional services and other revenues	5.0	-	5.5
Total revenues	$301.5	-	$303.5	$1,255.0	-	$1,260.0

Adjusted EBITDA(1)	$51.0	-	$53.0	$223.0	-	$227.0
Adjusted net income per diluted share(1)	$0.40	-	$0.42	$1.84	-	$1.89

(a) Envestnet does not forecast net income and net income per diluted share due to the unpredictable nature of various items adjusted for non-GAAP disclosure purposes, including the periodic GAAP income tax provision.

Conference Call

Envestnet will host a conference call to discuss second quarter 2022 financial results today at 5:00 p.m. ET. The live webcast and accompanying presentation can be accessed from Envestnet’s investor relations website at http://investor.envestnet.com/. A replay of the webcast will be available on the investor relations website following the call.

About Envestnet

Envestnet, Inc. (NYSE: ENV) is transforming the way financial advice and wellness are delivered. Our mission is to empower advisors and financial service providers with innovative technology, solutions and intelligence to make financial wellness a reality for everyone. More than 105,000 advisors and over 6,500 companies including: 16 of the 20 largest U.S. banks, 47 of the 50 largest wealth management and brokerage firms, over 500 of the largest RIAs and hundreds of FinTech companies, leverage Envestnet technology and services that help drive better outcomes for enterprises, advisors and their clients.

For more information on Envestnet, please visit www.envestnet.com and follow us on Twitter @ENVintel.

(1) Non-GAAP Financial Measures

“Adjusted revenues” excludes the effect of purchase accounting on the fair value of acquired deferred revenue. On January 1, 2022, the Company adopted ASU 2021-08 whereby it now accounts for contract assets and contract liabilities obtained upon a business combination in accordance with ASC 606. Prior to the adoption of ASU 2021-08, we recorded at fair value the acquired deferred revenue for contracts in effect at the time the entities were acquired. Consequently, revenue related to acquired entities for periods subsequent to the acquisition did not reflect the full amount of revenue that would have been recorded by these entities had they remained stand-alone entities. Adjusted revenues has limitations as a financial measure, should be considered as supplemental in nature and is not meant as a substitute for revenue prepared in accordance with GAAP.

“Adjusted EBITDA” represents net income (loss) before deferred revenue fair value adjustment, interest income, interest expense, income tax provision (benefit), depreciation and amortization, non-cash compensation expense, restructuring charges and transaction costs, severance, accretion on contingent consideration and purchase liability, fair market value adjustment on contingent consideration liability, fair market value adjustment to investment in private company, litigation and regulatory related expenses, foreign currency, non-income tax expense adjustment, dilution gain on equity method investee share issuance, income or loss allocations from equity method investments and (income) loss attributable to non-controlling interest.

“Adjusted net income” represents net income before deferred revenue fair value adjustment, non-cash interest expense, cash interest on our convertible notes, non-cash compensation expense, restructuring charges and transaction costs, severance, accretion on contingent consideration and purchase liability, fair market value adjustment on contingent consideration liability, fair market value adjustment to investment in private company, amortization of acquired intangibles, litigation and regulatory related expenses, foreign currency, non-income tax expense adjustment, dilution gain on equity method investee share issuance, income or loss allocations from equity method investments and (income) loss attributable to non-controlling interest. Reconciling items are presented gross of tax, and a normalized tax rate is applied to the total of all reconciling items to arrive at adjusted net income. The normalized tax rate is based solely on the estimated blended statutory income tax rates in the jurisdictions in which we operate. We monitor the normalized tax rate based on events or trends that could materially impact the rate, including tax legislation changes and changes in the geographic mix of our operations.

“Adjusted net income per diluted share” represents adjusted net income attributable to common stockholders divided by the diluted number of weighted-average shares outstanding.

See reconciliations of Non-GAAP Financial Measures on pages 9-15 of this press release. Reconciliations are not provided for guidance on such measures as the Company is unable to predict the amounts to be adjusted, such as the GAAP tax provision. The Company’s Non-GAAP Financial Measures should not be viewed as a substitute for revenues, net income (loss) or net income (loss) per share determined in accordance with GAAP.

Cautionary Statement Regarding Forward-Looking Statements

The forward-looking statements made in this press release and its attachments concerning, among other things, Envestnet, Inc.’s expected financial performance and outlook for the third quarter and full year of 2022, its strategic operational plans and growth strategy are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties and the Company’s actual results could differ materially from the results expressed or implied by such forward-looking statements. Furthermore, reported results should not be considered as an indication of future performance. The potential risks, uncertainties and other factors that could cause actual results to differ from those expressed by the forward-looking statements in this press release include, but are not limited to, a pandemic or health crisis, including the COVID-19 pandemic; changes and volatility in financial and capital markets, including as a result of the current conflict between Russia and Ukraine, which could result in changes in demand for our products or services or in the value of assets on which we earn revenue; the possibility that the anticipated benefits of any of our acquisitions will not be realized to the extent or when expected; difficulty in sustaining rapid revenue growth, which may place significant demands on our administrative, operational and financial resources; the concentration of nearly all of our revenues from the delivery of our solutions and services to clients in the financial services industry; our reliance on a limited number of clients for a material portion of our revenues; the renegotiation of fee percentages or termination of our services by our clients; our ability to identify potential acquisition candidates, complete acquisitions and successfully integrate acquired companies; the impact of market and economic conditions on revenues; our inability to successfully execute the conversion of clients’ assets from their technology platform to our technology platforms in a timely and accurate manner; our ability to expand our relationships with existing customers, grow the number of customers and derive revenue from new offerings such as our data analytics solutions and market research services and premium financial applications; compliance failures; adverse judicial or regulatory proceedings against us; liabilities associated with potential, perceived or actual breaches of fiduciary duties and/or conflicts of interest; changes in laws and regulations, including tax laws and regulations; general economic, political and regulatory conditions; the impact of fluctuations in market conditions; and interest rates on the demand for our products and services and the value of assets under management or administration; the impact of market conditions on our ability to issue debt and equity; the impact of fluctuations in interest rates on our cost of borrowing and our financial performance; the results of our investments in research and development, our data center and other infrastructure; our ability to maintain the security and integrity of our systems and facilities and to maintain the privacy of personal information; failure of our systems to work properly; our ability to realize operating efficiencies; the advantages of our solutions as compared to those of others; the failure to protect our intellectual property rights; our ability to establish and maintain intellectual property rights; our ability to retain and hire necessary employees and appropriately staff our operations, and management’s response to these factors. More information regarding these and other risks, uncertainties and factors is contained in our filings with the Securities and Exchange Commission (“SEC”) which are available on the SEC’s website at www.sec.gov or our Investor Relations website at http://investor.envestnet.com/. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this press release. All information in this press release and its attachments is as of August 4, 2022 and, unless required by law, we undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to report the occurrence of unanticipated events.

Contacts
Investor Relations	Media Relations
investor.relations@envestnet.com	mediarelations@envestnet.com
(312) 827-3940

Envestnet, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$338,115	$429,279
Fees receivable, net	82,878	95,291
Prepaid expenses and other current assets	46,627	42,706
Total current assets	467,620	567,276

Property and equipment, net	61,392	50,215
Internally developed software, net	159,751	133,659
Intangible assets, net	386,231	400,396
Goodwill	936,054	925,154
Operating lease right-of-use-assets, net	83,494	90,714
Other non-current assets	92,858	73,768
Total assets	$2,187,400	$2,241,182

Liabilities and Equity
Current liabilities:
Accrued expenses and other liabilities	$198,230	$225,159
Accounts payable	20,444	19,092
Operating lease liabilities	10,852	10,999
Deferred revenue	37,453	33,473
Current portion of long-term debt	343,057	—
Total current liabilities	610,036	288,723

Long-term debt, net of current portion	508,282	848,862
Non-current operating lease liabilities	110,623	105,920
Deferred tax liabilities, net	12,912	21,021
Other non-current liabilities	11,555	17,114
Total liabilities	1,253,408	1,281,640

Equity:
Total stockholders’ equity	933,165	957,089
Non-controlling interest	827	2,453
Total liabilities and equity	$2,187,400	$2,241,182

Envestnet, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share information)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Revenues:
Asset-based	$191,972	$170,075	$394,689	$329,450
Subscription-based	118,120	112,504	232,854	222,333
Total recurring revenues	310,092	282,579	627,543	551,783
Professional services and other revenues	8,760	6,159	12,672	12,060
Total revenues	318,852	288,738	640,215	563,843

Operating expenses:
Cost of revenues	126,482	100,494	251,764	193,363
Compensation and benefits	125,767	105,548	252,616	206,262
General and administration	66,144	41,755	110,479	78,070
Depreciation and amortization	32,182	30,010	63,800	58,402
Total operating expenses	350,575	277,807	678,659	536,097

Income (loss) from operations	(31,723)	10,931	(38,444)	27,746
Other income (expense), net	1,622	(3,784)	(4,345)	(11,252)
Income (loss) before income tax provision (benefit)	(30,101)	7,147	(42,789)	16,494

Income tax provision (benefit)	(5,833)	15,516	(3,813)	9,928

Net income (loss)	(24,268)	(8,369)	(38,976)	6,566
Add: Net loss attributable to non-controlling interest	983	88	1,832	99
Net income (loss) attributable to Envestnet, Inc.	$(23,285)	$(8,281)	$(37,144)	$6,665

Net income (loss) per share attributable to Envestnet, Inc.:
Basic	$(0.42)	$(0.15)	$(0.67)	$0.12

Diluted	$(0.42)	$(0.15)	$(0.67)	$0.12

Weighted average common shares outstanding:
Basic	55,203,120	54,440,388	55,054,272	54,325,353

Diluted	55,203,120	54,440,388	55,054,272	55,136,946

Envestnet, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended
	June 30,
	2022	2021
OPERATING ACTIVITIES:
Net income (loss)	$(38,976)	$6,566
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	63,800	58,402
Provision for doubtful accounts	(1,230)	455
Deferred income taxes	(8,222)	8,137
Release of uncertain tax positions	(3,095)	—
Non-cash compensation expense	45,318	31,422
Non-cash interest expense	3,474	2,906
Accretion on contingent consideration and purchase liability	—	575
Payments of contingent consideration	—	(2,360)
Fair market value adjustment to contingent consideration liability	—	(140)
Fair market value adjustment to investment in private company	—	(758)
Loss allocations from equity method investments	2,945	4,045
Dilution gain on equity method investee share issuance	(6,934)	—
Impairment of right of use assets	12,961	1,110
Loss on property and equipment disposals - office closures	3,710	—
Other	167	282
Changes in operating assets and liabilities:
Fees receivable, net	13,694	(1,334)
Prepaid expenses and other current assets	(2,721)	(155)
Other non-current assets	(3,638)	3,665
Accrued expenses and other liabilities	(31,962)	527
Accounts payable	1,368	2,333
Deferred revenue	4,277	2,789
Other non-current liabilities	(2,294)	692
Net cash provided by operating activities	52,642	119,159

INVESTING ACTIVITIES:
Purchases of property and equipment	(9,141)	(11,357)
Capitalization of internally developed software	(43,045)	(31,802)
Acquisition of proprietary technology	(15,000)	(25,517)
Acquisitions of businesses, net of cash acquired	(14,472)	(33,143)
Investments in private companies	(8,000)	(4,549)
Advance for technology solutions	(4,000)	(3,000)
Issuance of notes receivable to equity method investees	(4,350)	—
Net cash used in investing activities	(98,008)	(109,368)

-continued-

Envestnet, Inc.
Condensed Consolidated Statements of Cash Flows (continued)
(in thousands)
(unaudited)

	Six Months Ended
	June 30,
	2022	2021
FINANCING ACTIVITIES:
Proceeds from exercise of stock options	742	573
Capital contributions - non-controlling shareholders	—	23
Taxes paid in lieu of shares issued for stock-based compensation	(18,113)	(13,020)
Finance lease payments	(14,517)	—
Share repurchases	(9,235)	(2,097)
Revolving credit facility issuance costs	(1,872)	—
Payments of contingent consideration	(750)	(9,200)
Other	4	(587)
Net cash used in financing activities	(43,741)	(24,308)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(2,057)	(524)

DECREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(91,164)	(15,041)

CASH, CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD	429,428	384,714

CASH, CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD (a)	$338,264	$369,673

(a) The following table provides a reconciliation of cash, cash equivalents and restricted cash to amounts reported within the Condensed Consolidated Balance Sheets:

	June 30,	June 30,
	2022	2021
Cash and cash equivalents	$338,115	$369,524
Restricted cash included in prepaid expenses and other current assets	149	149
Total cash, cash equivalents and restricted cash	$338,264	$369,673

Reconciliation of Non-GAAP Financial Measures
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Total revenues	$318,852	$288,738	$640,215	$563,843
Deferred revenue fair value adjustment (a)	54	80	108	160
Adjusted revenues	$318,906	$288,818	$640,323	$564,003

Net income (loss)	$(24,268)	$(8,369)	$(38,976)	$6,566
Add (deduct):
Deferred revenue fair value adjustment (a)	54	80	108	160
Interest income (b)	(713)	(197)	(1,034)	(367)
Interest expense (b)	4,212	4,225	9,065	8,440
Income tax provision (benefit)	(5,833)	15,516	(3,813)	9,928
Depreciation and amortization	32,182	30,010	63,800	58,402
Non-cash compensation expense (d)	23,504	17,285	45,318	31,422
Restructuring charges and transaction costs (e)	21,026	5,028	23,372	7,812
Severance (d)	7,148	5,377	10,254	10,291
Accretion on contingent consideration and purchase liability (c)	—	187	—	575
Fair market value adjustment on contingent consideration liability (c)	—	—	—	(140)
Fair market value adjustment to investment in private company (b)	—	(758)	—	(758)
Non-recurring litigation and regulatory related expenses (c)	4,306	1,938	7,383	3,647
Foreign currency (b)	413	(138)	305	13
Non-income tax expense adjustment (c)	189	295	213	(271)
Dilution gain on equity method investee share issuance (b)	(6,934)	—	(6,934)	—
Loss allocations from equity method investments (b)	1,400	757	2,945	4,045
(Income) loss attributable to non-controlling interest	440	(175)	817	(440)
Adjusted EBITDA	$57,126	$71,061	$112,823	$139,325

(a)Included within subscription-based revenues in the condensed consolidated statements of operations.
(b)Included within other expense, net in the condensed consolidated statements of operations.
(c)Included within general and administration expenses in the condensed consolidated statements of operations.
(d)Included within compensation and benefits in the condensed consolidated statements of operations.
(e)For the three months ended June 30, 2022 and 2021, $20.9 million and $2.7 million were included within general and administration expenses, respectively, in the condensed consolidated statements of operations. For the three months ended June 30, 2022 and 2021, $0.1 million and $2.3 million were included within compensation and benefits, respectively, in the condensed consolidated statements of operations. For the six months ended June 30, 2022 and 2021, $23.5 million and $4.5 million were included within general and administration expenses, respectively, in the condensed consolidated statements of operations. For the six months ended June 30, 2022 and 2021, $(0.1) million and $3.3 million were included within compensation and benefits, respectively, in the condensed consolidated statements of operations.

Envestnet, Inc.
Reconciliation of Non-GAAP Financial Measures
(in thousands, except share and per share information)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Net income (loss)	$(24,268)	$(8,369)	$(38,976)	$6,566
Income tax provision (benefit) (a)	(5,833)	15,516	(3,813)	9,928
Income (loss) before income tax provision (benefit)	(30,101)	7,147	(42,789)	16,494
Add (deduct):
Deferred revenue fair value adjustment (b)	54	80	108	160
Non-cash interest expense (d)	1,415	1,429	3,474	2,852
Cash interest - Convertible Notes (d)	2,480	2,480	4,960	4,960
Non-cash compensation expense (e)	23,504	17,285	45,318	31,422
Restructuring charges and transaction costs (g)	21,026	5,028	23,372	7,812
Severance (e)	7,148	5,377	10,254	10,291
Accretion on contingent consideration and purchase liability (c)	—	187	—	575
Fair market value adjustment on contingent consideration liability (c)	—	—	—	(140)
Fair market value adjustment to investment in private company (d)	—	(758)	—	(758)
Amortization of acquired intangibles (f)	17,645	17,502	35,165	33,980
Non-recurring litigation and regulatory related expenses (c)	4,306	1,938	7,383	3,647
Foreign currency (d)	413	(138)	305	13
Non-income tax expense adjustment (c)	189	295	213	(271)
Dilution gain on equity method investee share issuance (d)	(6,934)	—	(6,934)	—
Loss allocations from equity method investments (d)	1,400	757	2,945	4,045
Loss (income) attributable to non-controlling interest	440	(175)	817	(440)
Adjusted net income before income tax effect	42,985	58,434	84,591	114,642
Income tax effect (h)	(10,961)	(14,901)	(21,571)	(29,234)
Adjusted net income	$32,024	$43,533	$63,020	$85,408

Basic number of weighted-average shares outstanding	55,203,120	54,440,388	55,054,272	54,325,353
Effect of dilutive shares:
Options to purchase common stock	129,217	198,277	142,510	210,381
Unvested restricted stock units	199,853	435,023	381,397	536,186
Convertible Notes	9,898,549	9,898,549	9,898,549	9,898,549
Warrants	22,170	53,648	37,473	65,026
Diluted number of weighted-average shares outstanding	65,452,909	65,025,885	65,514,201	65,035,495

Adjusted net income per share - diluted	$0.49	$0.67	$0.96	$1.31

(a)For the three months ended June 30, 2022 and 2021, the effective tax rate computed in accordance with GAAP equaled 19.4% and 217.1%, respectively. For the six months ended June 30, 2022 and 2021, the effective tax rate computed in accordance with GAAP equaled 8.9% and 60.2%, respectively.
(b)Included within subscription-based revenues in the condensed consolidated statements of operations.
(c)Included within general and administration expenses in the condensed consolidated statements of operations.
(d)Included within other expense, net in the condensed consolidated statements of operations.
(e)Included within compensation and benefits in the condensed consolidated statements of operations.
(f)Included within depreciation and amortization in the condensed consolidated statements of operations.
(g)For the three months ended June 30, 2022 and 2021, $20.9 million and $2.7 million were included within general and administration expenses, respectively, in the condensed consolidated statements of operations. For the three months ended June 30, 2022 and 2021, $0.1 million and $2.3 million were included within compensation and benefits, respectively, in the condensed consolidated statements of operations. For the six months ended June 30, 2022 and 2021, $23.5 million and $4.5 million were included within general and administration expenses, respectively, in the condensed consolidated statements of operations. For the six months ended June 30, 2022 and 2021, $(0.1) million and $3.3 million were included within compensation and benefits, respectively, in the condensed consolidated statements of operations.
(h)An estimated normalized effective tax rate of 25.5% has been used to compute adjusted net income for the three and six months ended June 30, 2022 and 2021.

Reconciliation of Non-GAAP Financial Measures
Segment Information
(in thousands)
(unaudited)

	Three Months Ended June 30, 2022
	Envestnet Wealth Solutions	Envestnet Data & Analytics	Nonsegment	Total
Revenues	$272,000	$46,852	$—	$318,852
Deferred revenue fair value adjustment (a)	54	—	—	54
Adjusted revenues	$272,054	$46,852	$—	$318,906

Revenues:
Asset-based	$191,972	$—	$—	$191,972
Subscription-based	73,568	44,552	—	118,120
Total recurring revenues	265,540	44,552	—	310,092
Professional services and other revenues	6,460	2,300	—	8,760
Total revenues	272,000	46,852	—	318,852

Operating expenses:
Cost of revenues:
Asset-based	112,301	—	—	112,301
Subscription-based	1,504	5,737	—	7,241
Professional services and other	6,917	23	—	6,940
Total cost of revenues	120,722	5,760	—	126,482
Compensation and benefits	78,759	23,994	23,014	125,767
General and administration	45,001	12,171	8,972	66,144
Depreciation and amortization	23,550	8,632	—	32,182
Total operating expenses	$268,032	$50,557	$31,986	$350,575

Income (loss) from operations	$3,968	$(3,705)	$(31,986)	$(31,723)
Add (deduct):
Deferred revenue fair value adjustment (a)	54	—	—	54
Depreciation and amortization	23,550	8,632	—	32,182
Non-cash compensation expense (c)	13,364	1,852	8,288	23,504
Restructuring charges and transaction costs (d)	16,897	753	3,376	21,026
Severance (c)	2,813	(431)	4,766	7,148
Non-recurring litigation and regulatory related expenses (b)	—	4,306	—	4,306
Non-income tax expense adjustment (b)	184	5	—	189
Loss attributable to non-controlling interest	440	—	—	440
Adjusted EBITDA	$61,270	$11,412	$(15,556)	$57,126
(a)Included within subscription-based revenues in the condensed consolidated statements of operations.
(b)Included within general and administration expenses in the condensed consolidated statements of operations.
(c)Included within compensation and benefits in the condensed consolidated statements of operations.
(d)For the three months ended June 30, 2022, $20.9 million was included within general and administration expenses and $0.1 million was included within compensation and benefits in the condensed consolidated statements of operations.

Reconciliation of Non-GAAP Financial Measures
Segment Information (continued)
(in thousands)
(unaudited)

	Six Months Ended June 30, 2022
	Envestnet Wealth Solutions	Envestnet Data & Analytics	Nonsegment	Total
Revenues	$545,568	$94,647	$—	$640,215
Deferred revenue fair value adjustment (a)	108	—	—	108
Adjusted revenues	$545,676	$94,647	$—	$640,323

Revenues:
Asset-based	$394,689	$—	$—	$394,689
Subscription-based	142,105	90,749	—	232,854
Total recurring revenues	536,794	90,749	—	627,543
Professional services and other revenues	8,774	3,898	—	12,672
Total revenues	545,568	94,647	—	640,215

Operating expenses:
Cost of revenues:
Asset-based	229,729	—	—	229,729
Subscription-based	2,869	12,183	—	15,052
Professional services and other	6,932	51	—	6,983
Total cost of revenues	239,530	12,234	—	251,764
Compensation and benefits	157,403	54,160	41,053	252,616
General and administration	72,361	20,782	17,336	110,479
Depreciation and amortization	47,037	16,763	—	63,800
Total operating expenses	$516,331	$103,939	$58,389	$678,659

Income (loss) from operations	$29,237	$(9,292)	$(58,389)	$(38,444)
Add (deduct):
Deferred revenue fair value adjustment (a)	108	—	—	108
Depreciation and amortization	47,037	16,763	—	63,800
Non-cash compensation expense (c)	24,654	5,387	15,277	45,318
Restructuring charges and transaction costs (d)	17,181	750	5,441	23,372
Severance (c)	4,223	1,211	4,820	10,254
Non-recurring litigation and regulatory related expenses (b)	—	7,383	—	7,383
Non-income tax expense adjustment (b)	291	(78)	—	213
Loss attributable to non-controlling interest	817	—	—	817
Other	—	2	—	2
Adjusted EBITDA	$123,548	$22,126	$(32,851)	$112,823

(a)Included within subscription-based revenues in the condensed consolidated statements of operations.
(b)Included within general and administration expenses in the condensed consolidated statements of operations.
(c)Included within compensation and benefits in the condensed consolidated statements of operations.
(d)For the six months ended June 30, 2022, $23.5 million was included within general and administration expenses and $(0.1) million was included within compensation and benefits in the condensed consolidated statements of operations.

Reconciliation of Non-GAAP Financial Measures
Segment Information (continued)
(in thousands)
(unaudited)

	Three Months Ended June 30, 2021
	Envestnet Wealth Solutions	Envestnet Data & Analytics	Nonsegment	Total
Revenues	$240,297	$48,441	$—	$288,738
Deferred revenue fair value adjustment (a)	80	—	—	80
Adjusted revenues	$240,377	$48,441	$—	$288,818

Revenues:
Asset-based	$170,075	$—	$—	$170,075
Subscription-based	66,663	45,841	—	112,504
Total recurring revenues	236,738	45,841	—	282,579
Professional services and other revenues	3,559	2,600	—	6,159
Total revenues	240,297	48,441	—	288,738

Operating expenses:
Cost of revenues:
Asset-based	93,341	—	—	93,341
Subscription-based	1,294	5,733	—	7,027
Professional services and other	78	48	—	126
Total cost of revenues	94,713	5,781	—	100,494
Compensation and benefits	65,114	25,008	15,426	105,548
General and administration	24,884	9,427	7,444	41,755
Depreciation and amortization	23,127	6,883	—	30,010
Total operating expenses	$207,838	$47,099	$22,870	$277,807

Income (loss) from operations	$32,459	$1,342	$(22,870)	$10,931
Add (deduct):
Deferred revenue fair value adjustment (a)	80	—	—	80
Depreciation and amortization	23,127	6,883	—	30,010
Non-cash compensation expense (c)	9,590	3,183	4,512	17,285
Restructuring charges and transaction costs (d)	3,821	27	1,180	5,028
Severance (c)	1,096	1,687	2,594	5,377
Accretion on contingent consideration and purchase liability (b)	168	19	—	187
Non-recurring litigation and regulatory related expenses (b)	—	1,938	—	1,938
Non-income tax expense adjustment (b)	105	190	—	295
Income attributable to non-controlling interest	(175)	—	—	(175)
Other	88	9	8	105
Adjusted EBITDA	$70,359	$15,278	$(14,576)	$71,061

(a)Included within subscription-based revenues in the condensed consolidated statements of operations.
(b)Included within general and administration expenses in the condensed consolidated statements of operations.
(c)Included within compensation and benefits in the condensed consolidated statements of operations.
(d)For the three months ended June 30, 2021, $2.7 million was included within general and administration expenses and $2.3 million was included within compensation and benefits in the condensed consolidated statements of operations.

Reconciliation of Non-GAAP Financial Measures
Segment Information (continued)
(in thousands)
(unaudited)

	Six Months Ended June 30, 2021
	Envestnet Wealth Solutions	Envestnet Data & Analytics	Nonsegment	Total
Revenues	$466,707	$97,136	$—	$563,843
Deferred revenue fair value adjustment (a)	160	—	—	160
Adjusted revenues	$466,867	$97,136	$—	$564,003

Revenues:
Asset-based	$329,450	$—	$—	$329,450
Subscription-based	130,675	91,658	—	222,333
Total recurring revenues	460,125	91,658	—	551,783
Professional services and other revenues	6,582	5,478	—	12,060
Total revenues	466,707	97,136	—	563,843

Operating expenses:
Cost of revenues:
Asset-based	179,531	—	—	179,531
Subscription-based	2,507	11,124	—	13,631
Professional services and other	107	94	—	201
Total cost of revenues	182,145	11,218	—	193,363
Compensation and benefits	127,968	51,297	26,997	206,262
General and administration	45,583	17,943	14,544	78,070
Depreciation and amortization	44,355	14,047	—	58,402
Total operating expenses	$400,051	$94,505	$41,541	$536,097

Income (loss) from operations	$66,656	$2,631	$(41,541)	$27,746
Add (deduct):
Deferred revenue fair value adjustment (a)	160	—	—	160
Depreciation and amortization	44,355	14,047	—	58,402
Non-cash compensation expense (c)	17,419	6,024	7,979	31,422
Restructuring charges and transaction costs (d)	5,186	174	2,452	7,812
Severance (c)	4,183	3,407	2,701	10,291
Accretion on contingent consideration and purchase liability (b)	510	65	—	575
Fair market value adjustment on contingent consideration liability (b)	—	(140)	—	(140)
Non-recurring litigation and regulatory related expenses (b)	—	3,647	—	3,647
Non-income tax expense adjustment (b)	(430)	159	—	(271)
Income attributable to non-controlling interest	(440)	—	—	(440)
Other	104	9	8	121
Adjusted EBITDA	$137,703	$30,023	$(28,401)	$139,325

(a)Included within subscription-based revenues in the condensed consolidated statements of operations.
(b)Included within general and administration expenses in the condensed consolidated statements of operations.
(c)Included within compensation and benefits in the condensed consolidated statements of operations.
(d)For the six months ended June 30, 2021, $4.5 million was included within general and administration expenses and $3.3 million was included within compensation and benefits in the condensed consolidated statements of operations.

Envestnet, Inc.
Historical Assets, Accounts and Advisors
(in millions, except accounts and advisors)
(unaudited)

	As of
	June 30,	September 30,	December 31,	March 31,	June 30,
	2021	2021	2021	2022(1)	2022
	(in millions, except accounts and advisors data)
Platform Assets
Assets under Management (“AUM”)	$315,422	$327,279	$362,038	$361,251	$325,209
Assets under Administration (“AUA”)	426,416	431,040	456,316	432,141	352,840
Total AUM/A	741,838	758,319	818,354	793,392	678,049
Subscription	4,447,733	4,670,827	4,901,662	4,736,537	4,312,114
Total Platform Assets	$5,189,571	$5,429,146	$5,720,016	$5,529,929	$4,990,163
Platform Accounts
AUM	1,209,761	1,276,066	1,345,274	1,459,093	1,491,861
AUA	1,163,991	1,193,069	1,217,076	1,186,180	1,061,484
Total AUM/A	2,373,752	2,469,135	2,562,350	2,645,273	2,553,345
Subscription	11,712,573	14,810,664	14,986,531	15,151,569	15,312,144
Total Platform Accounts	14,086,325	17,279,799	17,548,881	17,796,842	17,865,489
Advisors
AUM/A	41,259	41,696	39,735	39,800	38,394
Subscription	66,597	66,489	68,808	67,168	66,838
Total Advisors	107,856	108,185	108,543	106,968	105,232
(1) Certain assets and accounts have been reclassified from AUA to AUM to better reflect the nature of the services provided to certain customers.

The following table summarizes the changes in AUM and AUA for the three months ended June 30, 2022:

	3/31/2022	Gross Sales	Redemptions	Net Flows	Market Impact	Reclass to Subscription	6/30/2022
	(in millions, except account data)
AUM	$361,251	$24,829	$(18,962)	$5,867	$(41,909)	$—	$325,209
AUA	432,141	27,323	(27,662)	(339)	(50,499)	(28,463)	352,840
Total AUM/A	$793,392	$52,152	$(46,624)	$5,528	$(92,408)	$(28,463)	$678,049

Fee-Based Accounts	2,645,273			19,494		(111,422)	2,553,345

The above AUM/A gross sales figures include $9.2 billion in new client conversions. The Company onboarded an additional $24.4 billion in subscription conversions during the three months ended June 30, 2022, bringing total conversions for the quarter to $33.6 billion.

Asset and account figures in the “Reclass to Subscription” columns for the three months ended June 30, 2022 represent enterprise customers whose billing arrangements in future periods are subscription-based, rather than asset-based. Such amounts are included in Subscription metrics at the end of the quarter in which the reclassification occurred, with no impact on total platform assets or accounts.